Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of March 15, 2023, between SeaStar Medical Holding Corporation, a Delaware corporation (the “Company”), and the purchaser identified on the signature page hereto (including its successors and assigns, the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Notes (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.7.

“Action” means any action, lawsuit, complaint, claim, petition, suit, audit, examination, assessment, arbitration, mediation or inquiry, or any proceeding or investigation, by or before any Governmental Authority.

“Additional Funding Conditions” means (a) after giving effect to the issuance of the Third Subscription Amount or the Fourth Subscription Amount, as applicable, the aggregate principal amount of Notes outstanding would not exceed ten percent (10%) of the Company’s market capitalization as of the Trading Day immediately prior to the issuance, (b) (i) with respect to the issuance of the Third Subscription Amount, less than 10% of the aggregate principal amount of the Notes issued on the First Closing Date and the Second Closing Date, collectively, remains outstanding or (ii) with respect to the issuance of the Fourth Subscription Amount, less than 10% of the aggregate principal amount of the Notes issued on the First Closing Date, the Second Closing Date and the Third Closing Date, collectively, remains outstanding, (c) (i) the Common Stock exceeds a share price of $2.50 on the Principal Trading Market during each Trading Day for the ten (10) Trading Days prior to the Third Closing Notice or the Fourth Closing Notice, as applicable, and (ii) the average daily trading volume of the Common Stock on the Principal Trading Market during each Trading Day for the ten (10) Trading Days prior to the Third Closing Notice or the Fourth Closing Notice, as applicable, exceeds $200,000 and (d) the Company has received Shareholder Approval.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar U.S. federal or state law for the relief of debtors.

“Breach” shall have the meaning ascribed to such term in Section 3.2(jj).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which the Federal Bank of New York is closed.

“Bylaws” shall have the meaning ascribed to such term in Section 3.2(c).

“Charter” shall have the meaning ascribed to such term in Section 3.2(c).

“Closing Dates” means each of the First Closing Date, the Second Closing Date, the Third Closing Date and the Fourth Closing Date.

“Closing Statement” means the Closing Statement in the form on Annex A attached hereto.

“Closings” means each of the First Closing pursuant to Section 2.1(a), the Second Closing pursuant to Section 2.1(b), the Third Closing pursuant to Section 2.1(c) and the Fourth Closing pursuant to Section 2.1(d).

“Code” shall have the meaning ascribed to such term in Section 3.2(z).

“Commission” means the United States Securities and Exchange Commission.

“Commission Documents” means all reports, schedules, forms, proxy statements, statements and other documents required to be filed by the Company with the Commission pursuant to the reporting requirements of the 1934 Act (and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein), including, for the avoidance of doubt, (1) LMF Acquisition Opportunities, Inc.’s registration statement on Form S-4 (File No. 333-264993) initially filed with the Commission on May 16, 2022 and declared effective by the Commission on September 26, 2022, including any related prospectus or prospectuses, for the registration of the Common Stock to be issued pursuant to the Agreement and Plan of Merger, dated April 21, 2022 (as amended), by and among LMF Acquisition Opportunities, Inc., LMF Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of LMF Acquisition Opportunities, Inc., and SeaStar Medical, Inc., on file with the Commission at the time such registration statement became effective, including the financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the effective date of such registration statement under the Securities Act (the “Form S-4 Registration

Statement”), (2) LMF Acquisition Opportunities, Inc.’s final proxy statement/prospectus, dated September 28, 2022, included in the Form S-4 Registration Statement at the time of effectiveness, including the Annexes thereto and accompanying financial statements and all related soliciting materials under Rule 14a-12 under the Exchange Act, and all documents incorporated therein by reference, in the form in which such proxy statement/prospectus was filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Merger Proxy Statement/Prospectus”), (3) LMF Acquisition Opportunities, Inc.’s annual report on Form 10-K for its fiscal year ended December 31, 2021 filed with the Commission on April 6, 2022 and (4) the Company’s current report on Form 8-K, dated October 28, 2022 and filed with the Commission on November 4, 2022 and as amended on November 14, 2022, including all documents, financial statements and other information attached thereto or incorporated by reference therein as exhibits thereto (the “Merger Form 8-K”).

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Benefit Plan” shall have the meaning ascribed to such term in Section 3.2(z).

“Company Counsel” means Morgan, Lewis & Bockius LLP.

“Company Product” shall have the meaning ascribed to such term in Section 3.2(kk).

“Contracts” means any agreement, contract, license, lease, sublease, obligation, undertaking or other commitment or arrangement that is legally binding upon a Person or any of his, her or its properties or assets.

“Conversion Price” shall have the meaning ascribed to such term in the Notes.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the applicable Note in accordance with the terms thereof.

“Copyrights” shall have the meaning ascribed to such term in the definition of Intellectual Property.

“Data Security Requirements” shall have the meaning ascribed to such term in Section 3.2(r)(iii).

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.2.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof.

“Disqualification Event” shall have the meaning ascribed to such term in Section 3.2(oo).

“ERISA” shall have the meaning ascribed to such term in Section 3.2(z).

“ERISA Affiliate” shall have the meaning ascribed to such term in Section 3.2(z)

“Effective Date” means the earliest of the date that (a) the Initial Registration Statement has been declared effective by the Commission, (b) all of the Underlying Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (c) following the one (1) year anniversary of the Third Closing Date provided that a holder of the Underlying Shares is not an Affiliate of the Company or (d) all of the Underlying Shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions and Company Counsel has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Underlying Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

“Equity Line” means the Common Stock Purchase Agreement, dated as of August 23, 2022, by and between the Company and Tumim Stone Capital LLC, pursuant to which Tumim Stone Capital LLC has committed to purchase up to $100,000,000 of the Company’s Common Stock, as amended from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Cap” shall have the meaning ascribed to such term in Section 4.19(a).

“Exchange Cap Limitation” shall have the meaning ascribed to such term in Section 4.19(a).

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of the compensation committee of the Company, (b) securities upon the conversion or exercise of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended after the date of this Agreement to increase the number of such securities or to decrease the conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) shares of Common Stock sold by the Company pursuant to the Equity Line, subject to the restrictions set forth in Section 4.12(f) and (d) shares of Common Stock sold by the Company pursuant to the Prepaid Forward Agreements.

“FDA” shall have the meaning ascribed to such term in Section 3.2(kk).

“FDCA” shall have the meaning ascribed to such term in Section 3.2(kk).

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Fees” shall have the meaning ascribed to such term in Section 5.2.

“Fee Cap” shall have the meaning ascribed to such term in Section 5.2.

“First Closing” shall have the meaning ascribed to such term in Section 2.1(a).

“First Closing Date” shall have the meaning ascribed to such term in Section 2.1(a).

“First Subscription Amount” means $3,000,000.

“Fourth Closing” shall have the meaning ascribed to such term in Section 2.1(d).

“Fourth Closing Date” shall have the meaning ascribed to such term in Section 2.1(d).

“Fourth Closing Notice” shall have the meaning ascribed to such term in Section 2.1(d).

“Fourth Subscription Amount” means $2,000,000.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(g)(ii).

“Governmental Authority” means any federal, state, provincial, municipal, local, international, supranational or foreign government, governmental authority, regulatory or administrative agency (which for the purposes of this Agreement shall include the SEC), governmental commission, department, board, bureau, agency, court, arbitral tribunal, securities exchange or similar body or instrumentality thereof.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, ruling, determination or award, in each case, entered by or with any Governmental Authority.

“HB Prepaid Forward Agreement” means the agreement for an equity prepaid forward transaction, dated as of October 26, 2022, by and between the Company, LMF Acquisition Opportunities, Inc. and HB Strategies LLC.

“Healthcare Laws” means (a) all Laws applicable to the business of the Company relating to healthcare, including, without limitation: (i) Laws relating to the licensure, certification, qualification or authority to transact business in connection with the payment for, or arrangement of, healthcare benefits, including Laws that regulate managed care, third-party payors and persons bearing the financial risk for the provision or arrangement of healthcare services; (ii) Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395lll (the Medicare statute); Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396w-5 (the Medicaid statute); (iii) healthcare or insurance fraud or abuse Laws, including the following Laws: the Federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b), the Federal False Claims Act (31 U.S.C. §§ 3729-3733), the Federal Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a and 1320a-7b), the Federal Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq.) and the Federal Health Care Fraud Law (18 U.S.C. § 1347), and the Exclusion Laws, 42 U.S.C. § 1320a 7; (iv) Laws relating to billings to insurance companies, health maintenance organizations and other managed care plans; (v) the Clinical Laboratory Improvement Amendments of 1988, 42 U.S.C. § 263a et seq.; (vi) any applicable state and federal controlled substance and drug diversion Laws, including, the Federal Controlled Substances Act, 21 U.S.C. § 801, et seq.; (vii) any state Law concerning the splitting of healthcare professional fees; (viii) Laws relating to informed consent, Healthcare Permits, the hiring of employees or acquisition of services or supplies from Persons excluded from participation in Government Programs, mandated reporting of incidents, occurrences, diseases and events and advertising or marketing of healthcare services; (ix) the United States Federal Food, Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq.); (x) the Deficit Reduction Act of 2005; (xi) HIPAA (as defined below); (xii) the Patient Protection and Affordable Care Act (Pub. L. 111-148) as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. L. 111-152); (xiii) the Travel Act, 18 U.S.C. § 1952; (xiv) any similar state and local Laws that address the subject matter of the foregoing and (b) any and all amendments or modifications made from time to time to the items referenced in subsection (a) above.

“Healthcare Permits” means any and all licenses, permits, certifications, authorizations, approvals, registrations, accreditations, consents, qualifications, and/or any other permit or permission which are material to or legally required for the operation of the business of the Company as currently conducted or in connection with the Company’s ability to own, lease, operate or manage any of its property or the business, in each case that are issued or enforced by a Governmental Authority with jurisdiction over any Healthcare Law.

“HIPAA” means the following, as the same may be amended, modified or supplemented from time to time, any successor statute thereto, and together with any and all Laws promulgated from time to time thereunder: (i) the Health Insurance Portability and Accountability Act of 1996; (ii) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009); and (iii) applicable state Laws regarding patient privacy and the security, use or disclosure of healthcare records.

“Initial Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Intellectual Property” means all intellectual property rights and related priority rights protected, created or arising under the Laws of the United States or any other jurisdiction or under any international convention, including all (a) patents and patent applications, industrial designs and design patent rights, including any continuations, divisionals, continuations-in-part and provisional applications and statutory invention registrations, and any patents issuing on any of the foregoing and any reissues, reexaminations, substitutes, supplementary protection certificates, or extensions of any of the foregoing (collectively, “Patents”); (b) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions and renewals of any of the foregoing (collectively, “Marks”); (c) copyrights and works of authorship, database and design rights, mask work rights and moral rights, whether or not registered or published, and all registrations, applications, renewals, extensions and reversions of any of any of the foregoing (collectively, “Copyrights”); (d) trade secrets, know-how and confidential and proprietary information, whether or not

“Irrevocable Transfer Agent Instructions” shall mean the Irrevocable Transfer Agent Instructions, dated as of the date of each Closing, among the Company and the Transfer Agent, in the form attached hereto as Exhibit E.

“Issuer Covered Person” shall have the meaning ascribed to such term in Section 3.2(nn).

“IT Systems” means any and all of the following owned, leased, licensed or used by or for, or otherwise relied on by, the Company and its Subsidiaries: information technology and computers systems, networks and infrastructure (including Software, databases, facilities and equipment) relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information, whether or not in electronic format.

“Knowledge” means the actual knowledge of any of the Company’s Chief Executive Officer or its Chief Financial Officer and Principal Accounting and Financial Officer, in each case after reasonable inquiry.

“Law” means any statute, law (including common law), code, act, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

“Lease” shall have the meaning ascribed to such term in Section 3.2(m).

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any of its Subsidiaries.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Licensed Intellectual Property” shall have the meaning ascribed to such term in Section 3.12(s).

“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Marks” shall have the meaning ascribed to such term in the definition of Intellectual Property.

“Material Adverse Effect” means (i) any condition, occurrence, state of facts or event having, any material adverse effect on the legality, validity or enforceability of the Transaction Documents or the transactions contemplated thereby, (ii) any condition, occurrence, state of facts or event having any effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its Subsidiaries, taken as a whole, and/or (iii) any condition, occurrence, state of facts or event that would prohibit or otherwise materially interfere with or delay the ability of the Company to perform any of its obligations under any of the Transaction Documents to which it is a party; provided, however, that no facts, circumstances, changes or effects exclusively and directly resulting from, relating to or arising out of the following, individually or in the aggregate, shall be taken into account in determining whether a Material Adverse Effect has occurred or insofar as reasonably can be foreseen would likely occur: (a) changes in conditions in the U.S. or global capital, credit or financial markets generally, including changes in the availability of capital or currency exchange rates, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies; (b) changes generally affecting the industries in which the Company and its Subsidiaries operate, provided such changes shall not have affected the Company and its Subsidiaries, taken as a whole, in a materially disproportionate manner as compared to other similarly situated companies; (c) any effect of the announcement of, or the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents on the Company’s relationships, contractual or otherwise, with customers, suppliers, vendors, bank lenders, strategic venture partners or employees; (d) changes arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof;; (e) any action taken by the Purchaser with respect to the transactions contemplated by this Agreement; and (f) the effect of any changes in applicable laws or accounting rules, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies.

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.2(ii).

“New Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Notes” means the Senior Unsecured Convertible Notes due, subject to the terms therein, fifteen (15) months from their dates of issuance, issued by the Company to the Purchaser hereunder, in the form of Exhibit A attached hereto.

“OFAC” shall have the meaning ascribed to such term in the definition of Sanctioned Person.

“Owned Intellectual Property” means all Intellectual Property that is owned or purported to be owned by the Company or any of its Subsidiaries.

“Patents” shall have the meaning ascribed such term in the definition of Intellectual Property.

“Permits” shall have the meaning ascribed to such term in Section 3.2(n).

“Permitted Liens” means (i) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens for labor, materials or supplies provided with respect to any Leased Real Property arising or incurred in the ordinary course of business for amounts that are not yet delinquent or are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (ii) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (iii) Liens for Taxes not yet due and payable or which are being contested in good faith through appropriate Actions for which appropriate reserves have been

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Personal Information” means, in addition to any definition for “personal information” or any similar term (e.g., “personal data” or “personally identifiable information”) provided by applicable Law, or by the Company in any of its privacy policies, notices or Contracts, all information that directly or indirectly can be used to identify, is related to, describes, is reasonably capable of being associated with, or could reasonably be linked with, a particular individual or household.

“Prepaid Forward Agreements” means collectively the HB Prepaid Forward Agreement and the Vellar Prepaid Forward Agreement.

“Principal Trading Market” means The Nasdaq Capital Market.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Prospectus Supplement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.3(b).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.10.

“Registered Intellectual Property” shall have the meaning ascribed to such term in Section 3.2(r).

“Registration Rights Agreement” means the Registration Rights Agreement, dated on or about the date hereof, among the Company and the Purchaser, in the form of Exhibit C attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by the Purchaser as provided for in the Registration Rights Agreement.

“Related Party” shall have the meaning ascribed to such term in Item 404 of Regulation S-K.

“Required Minimum” means the sum of (i) 150% of the number of shares of Common Stock necessary to effect the conversion in full of all Notes without regard to any limitations on conversions and assuming the Notes remain outstanding until the Maturity Date (as defined in the Notes) at the Alternate Conversion Price (as defined in the Notes) then in effect and (ii) 100% of the number of shares of Common Stock necessary to effect the exercise of all Warrants, assuming the Warrants are fully exercised into shares of Common Stock at the Exercise Price (as defined in the Warrants).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Sanctions” shall have the meaning ascribed to such term in Section 3.2(jj).

“Sarbanes-Oxley Act” shall have the meaning ascribed to such term in Section 3.2(g)(v).

“SeaStar Medical” shall mean SeaStar Medical, Inc., a Delaware corporation, prior to the effective time of its merger with LMF Acquisition Opportunities, Inc., a Delaware corporation, on October 28, 2022.

“Second Closing” shall have the meaning ascribed to such term in Section 2.1(b).

“Second Closing Date” shall have the meaning ascribed to such term in Section 2.1(b).

“Second Subscription Amount” means $2,000,000.

“Securities” means the Notes, the Warrants and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shareholder Approval” means such approval as may be required by the applicable rules and regulations of the NYSE American/the Nasdaq Stock Market/The New York Stock Exchange (or any successor entity) from the shareholders of the Company with respect to the transactions contemplated by the Transaction Documents, including (a) the issuance of all of the Underlying Shares in excess of 19.99% of the issued and outstanding Common Stock on the First Closing Date and (b) any subsequent issuance(s) of the Underlying Shares in excess of 19.99% of the issued and outstanding Common Stock as a consequence of any corporate action including the implementation of a reverse stock split.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Software” means any and all (i) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow charts and other work products used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (iv) all documentation including user manuals and other training documentation relating to any of the foregoing.

“Subscription Amount” means collectively the First Subscription Amount, the Second Subscription Amount and the Third Subscription Amount.

“Subsidiary” means any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

“Tax Return” means any return, declaration, report, statement, information statement or other document filed or required to be filed with any Governmental Authority with respect to Taxes, including any claims for refunds of Taxes, any information returns and any amendments or supplements of any of the foregoing.

“Taxes” means all federal, state, local, foreign or other taxes imposed by any Governmental Authority, including all income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, ad valorem, value added, inventory, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, alternative or add-on minimum, or estimated taxes, and including any interest, penalty, or addition thereto.

“Third Closing” shall have the meaning ascribed to such term in Section 2.1(c).

“Third Closing Date” shall have the meaning ascribed to such term in Section 2.1(c).

“Third Closing Notice” shall have the meaning ascribed to such term in Section 2.1(c).

“Third Subscription Amount” means $2,000,000.

“Trading Day” means a day on which the Principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock will, in accordance with the terms hereof, be listed or quoted for trading on the date in question: the NYSE American; the Nasdaq Capital Market; the Nasdaq Global Market; the Nasdaq Global Select Market; the New York Stock Exchange; OTC Markets; the OTC Bulletin Board or the OTC Markets Group Inc. (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Company, and any successor transfer agent of the Company.

“Underlying Shares” means the Warrant Shares and the shares of Common Stock issued and issuable pursuant to the terms of the Notes, including without limitation, the Conversion Shares and the shares of Common Stock issued and issuable in lieu of the cash payment of interest on the Notes in accordance with the terms of the Notes, in each case without respect to any limitation or restriction on the conversion of the Notes or the exercise of the Warrants.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.12(a).

“Vellar Prepaid Forward Agreement” means the agreement for an equity prepaid forward transaction, dated as of October 17, 2022, by and between the Company, LMF Acquisition Opportunities, Inc. and Vellar Opportunity Fund SPV LLC - Series.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchaser of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Purchaser at the applicable Closing in accordance with Section 2.2(a), Section 2.2(c) or Section 2.2(e) hereof, which Warrants shall be exercisable immediately and shall have a term of exercise equal to five (5) years from the date of issuance, in the form of Exhibit B attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.

PURCHASE AND SALE

2.1 (a) First Closing. The first closing of the offer and sale of the Securities (the “First Closing”) shall occur at 10:00 am (New York City time) at the offices of Morrison & Foerster LLP, 2100 L Street NW, Washington, DC 20037, on the first (1st) Trading Day on which the conditions to the First Closing set forth in Section 2.3 hereof are satisfied or waived in writing as provided elsewhere herein, or on such other date and time as agreed to by the Company and the Purchaser (the “First Closing Date”); provided that the First Closing Date shall occur no later than three (3) Trading Days after the date of this Agreement.

(b) Second Closing. The second closing of the offer and sale of the Securities (the “Second Closing”) shall occur at 10:00 am (New York City time) at the offices of Morrison & Foerster LLP, 2100 L Street NW, Washington, DC 20037, on the third (3rd) Trading Day after the date on which the Initial Registration Statement has been declared effective by the Commission (provided no stop order has been issued with respect to the Initial Registration Statement), subject to the satisfaction or waiver of the conditions set forth in this Section 2.1 and Section 2.3 hereof, or on such other date and time as agreed to by the Company and the Purchaser (the “Second Closing Date”); provided that the Second Closing Date shall occur no later than three (3) Trading Days after the date on which the Initial Registration Statement has been declared effective by the Commission (provided no stop order has been issued with respect to the Initial Registration Statement).

(c) Third Closing.

(i) Subject to the satisfaction (or express waiver by the Purchaser) of (i) the conditions set forth in this Section 2.1 and Section 2.3, (ii) the Equity Conditions (as defined in the Notes) and (iii) the Additional Funding Conditions, the Company shall have the right to require the Purchaser to purchase the Securities on the Third Closing Date by delivering to the Purchaser an irrevocable written notice (the “Third Closing Notice”) that the Company has exercised its right to require the Purchaser to purchase the Securities.

(ii) The Third Closing Notice shall state that (A) the Registration Statement has been declared effective by the Commission (and with respect to which no stop order has been issued); (B) the date and time of the third closing (the “Third Closing”), which shall be at 10:00 a.m. (New York City time), on a date that is no later than the one year anniversary of the First Closing Date (the “Third Closing Date”); and (iii) all the conditions to the Third Closing set forth in this Section 2.1 and Section 2.3 hereof are satisfied or waived in writing. Subject to compliance with the applicable federal securities laws, the Company and the Purchaser may mutually agree on such other date and time for the Third Closing. Notwithstanding anything herein to the contrary, if the Third Closing does not occur by March 15, 2024, the Company’s right to effect a Third Closing hereunder shall automatically terminate. To this end, the parties hereto shall use their commercially reasonable efforts to effectuate the Third Closing.

(d) Fourth Closing.

(i) Subject to the satisfaction (or express waiver by the Purchaser) of (i) the conditions set forth in this Section 2.1 and Section 2.3, (ii) the Equity Conditions (as defined in the Notes) and (iii) the Additional Funding Conditions, the Company shall have the right to require the Purchaser to purchase the Securities on the Fourth Closing Date by delivering to the Purchaser an irrevocable written notice (the “Fourth Closing Notice”) that the Company has exercised its right to require the Purchaser to purchase the Securities.

(ii) The Fourth Closing Notice shall state that (A) the Registration Statement has been declared effective by the Commission (and with respect to which no stop order has been issued); (B) the date and time of the fourth closing (the “Fourth Closing”), which shall be at 10:00 a.m. (New York City time), on a date that is no later than the one year anniversary of the First Closing Date (the “Fourth Closing Date”); and (iii) all the conditions to the Fourth Closing set forth in this Section 2.1 and Section 2.3 hereof are satisfied or waived in writing. Subject to compliance with the applicable federal securities laws, the Company and the Purchaser may mutually agree on such other date and time for the Fourth Closing. Notwithstanding anything herein to the contrary, if the Fourth Closing does not occur by March 15, 2024, the Company’s right to effect a Fourth Closing hereunder shall automatically terminate. To this end, the parties hereto shall use their commercially reasonable efforts to effectuate the Fourth Closing.

2.2 Deliveries.

(a) On or prior to the First Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a legal opinion of Company Counsel, substantially in the form of Exhibit D attached hereto;

(iii) a Note having a principal amount of $3,260,869.57, duly executed by the Company and registered in the name of the Purchaser;

(iv) a Warrant duly executed by the Company and registered in the name of such Purchaser to purchase up to 328,352 shares of Common Stock;

(v) the Company shall have provided the Purchaser with the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer;

(vi) the Registration Rights Agreement duly executed by the Company;

(vii) the Irrevocable Transfer Agent Instructions duly executed by the Company and the Transfer Agent;

(viii) the Disclosure Schedules, updated as of such First Closing Date;

(ix) an officer’s certificate and compliance certificate, each in a form reasonably acceptable to the Purchaser’s counsel;

(x) one or more voting agreements in the form of Exhibit F hereof (collectively, the “Voting Agreements”), by and between the Company and the stockholders listed on Schedule 2.2(a)(x) attached hereto (the “Stockholders”) and the Stockholders shall have duly executed and delivered to the Purchaser each of the Voting Agreements;

(xi) one or more waiver and modification agreements in the form of Exhibit G hereof (collectively, the “Waiver Agreements”), by and between the Company and each of Maxim Group LLC (“Maxim”), LMF Funding America, Inc. (“LMF Funding”) and LMFAO Sponsor LLC (“LMFAO”), and each of Maxim, LMF Funding and LMFAO shall have duly executed and delivered to the Purchaser each of the Waiver Agreements; and

(xii) such other opinions, certificates, statements, including, without limitation, a closing statement, and agreements as the Purchaser’s counsel may reasonably require.

(b) On or prior to the First Closing Date, the Purchaser shall deliver or cause to be delivered to the Company, the following:

(i) this Agreement duly executed by the Purchaser;

(ii) the First Subscription Amount by wire transfer in immediately available funds to the account specified in writing by the Company; and

(iii) the Registration Rights Agreement duly executed by the Purchaser.

(c) On or prior to the Second Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) a Note having a principal amount of $2,173,913.04, duly executed by the Company and registered in the name of the Purchaser;

(ii) a Warrant duly executed by the Company and registered in the name of such Purchaser to purchase up to 218,901 shares of Common Stock

(iii) the Disclosure Schedules, updated as of such Second Closing Date;

(iv) the Irrevocable Transfer Agent Instruction Letter duly executed by the Company and the Transfer Agent;

(v) an opinion from the Company’s counsel in a form reasonably acceptable to the Purchaser’s counsel;

(vi) an officer’s certificate and compliance certificate, each in a form reasonably acceptable to the Purchaser’s counsel; and

(vii) such other opinions, certificates, statements, including, without limitation, a closing statement, and agreements as the Purchaser’s counsel may reasonably require.

(d) On or prior to the Second Closing Date, the Purchaser shall deliver the Second Subscription Amount by wire transfer in immediately available funds to the account specified in writing by the Company.

(e) On or prior to the Third Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) a Note having a principal amount of $2,173,913.04, duly executed by the Company and registered in the name of the Purchaser;

(ii) a Warrant duly executed by the Company and registered in the name of such Purchaser to purchase shares of Common Stock in an amount equal to 25% of such Purchaser’s Conversion Shares applicable to the Third Closing Date;

(iii) the Disclosure Schedules, updated as of such Third Closing Date;

(iv) the Irrevocable Transfer Agent Instruction Letter duly executed by the Company and the Transfer Agent;

(v) an opinion from the Company’s counsel in a form reasonably acceptable to the Purchaser’s counsel;

(vi) an officer’s certificate and compliance certificate, indicating among other matters, that the Equity Conditions and Additional Funding Conditions have been satisfied, in a form reasonably acceptable to the Purchaser’s counsel; and

(vii) such other opinions, certificates, statements, including, without limitation, a closing statement, and agreements as the Purchaser’s counsel may reasonably require.

(f) On or prior to the Third Closing Date, the Purchaser shall deliver the Third Subscription Amount by wire transfer in immediately available funds to the account specified in writing by the Company.

(g) On or prior to the Fourth Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) a Note having a principal amount of $2,173,913.04, duly executed by the Company and registered in the name of the Purchaser;

(ii) a Warrant duly executed by the Company and registered in the name of such Purchaser to purchase shares of Common Stock in an amount equal to 25% of such Purchaser’s Conversion Shares applicable to the Fourth Closing Date;

(iii) the Disclosure Schedules, updated as of such Fourth Closing Date;

(iv) the Irrevocable Transfer Agent Instruction Letter duly executed by the Company and the Transfer Agent;

(v) an opinion from the Company’s counsel in a form reasonably acceptable to the Purchaser’s counsel;

(vi) an officer’s certificate and compliance certificate, indicating among other matters, that the Equity Conditions and Additional Funding Conditions have been satisfied, in a form reasonably acceptable to the Purchaser’s counsel; and

(vii) such other opinions, certificates, statements, including, without limitation, a closing statement, and agreements as the Purchaser’s counsel may reasonably require.

(h) On or prior to the Fourth Closing Date, the Purchaser shall deliver the Fourth Subscription Amount by wire transfer in immediately available funds to the account specified in writing by the Company.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with each Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date for such Closing of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date for such Closing shall have been performed; and

(iii) the delivery by the Purchaser of the items set forth in Section 2.2(b), Section 2.2(d), Section 2.2(f) or Section 2.2(h), as applicable, of this Agreement.

(b) The obligations of the Purchaser hereunder in connection with each Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date for such Closing of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date for such Closing shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) Section 2.2(c), Section 2.2(e) or Section 2.2(g), as applicable, of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default (as defined in the Note);

(v) from the date hereof to the Closing Date for such Closing, trading in the Common Stock shall not have been suspended by the Commission or the Company’s Principal Trading Market and, at any time prior to such Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Securities at such Closing;

(vi) the Company meets the current public information requirements under Rule 144 in respect of the Conversion Shares and the Warrant Shares and any other shares of Common Stock issuable under the Notes and/or the Warrants;

(vii) any other conditions contained herein or the other Transaction Documents, including those set forth in Section 2.2; and

(viii) the Company has submitted a Listing for Additional Shares application with NASDAQ Capital Market.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of each Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization and Standing of the Purchaser. The Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) Authorization and Power. The Purchaser has the requisite limited partnership power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and to purchase or acquire the Notes in accordance with the terms hereof. The execution, delivery and performance by the Purchaser of this Agreement and the Registration Rights Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited partnership action, and no further consent or authorization of the Purchaser or its partners is required. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

(c) No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and the Registration Rights Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of such Purchaser’s certificate of limited partnership, partnership agreement or other applicable organizational instruments, (ii) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Purchaser is a party or by which it or any of its property or assets are bound, (iii) create or impose any lien, charge or encumbrance on any property of the Purchaser under any agreement or any commitment to which the Purchaser is party or under which the Purchaser is bound or under which any of its properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or by which any of its properties or assets are bound or affected, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with, in any material respect, the ability of the Purchaser to enter into and perform its obligations under this Agreement and the Registration Rights Agreement. The Purchaser is not required under any applicable federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the Registration Rights Agreement or to purchase or acquire the Securities in accordance with the terms hereof; provided, however, that for purposes of the representation made in this sentence, the Purchaser is assuming and relying upon the accuracy of the relevant representations and warranties and the compliance with the relevant covenants and agreements of the Company in the Transaction Documents to which it is a party.

(d) Investment Purpose. The Purchaser is acquiring the Securities for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, the Purchaser does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with, or pursuant to, a Registration Statement filed pursuant to the Registration Rights Agreement or an applicable exemption under the Securities Act. The Purchaser does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Securities.

(e) Accredited Investor Status. The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(f) Reliance on Exemptions. The Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

(g) Information. All materials relating to the business, financial condition, management and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser have been furnished or otherwise made available to the Purchaser or its advisors, including, without limitation, the Commission Documents filed with or furnished to the Commission as of the applicable date or time this representation is made. The Purchaser understands that its investment in the Securities involves a high degree of risk. The Purchaser is able to bear the economic risk of an investment in the Securities, including a total loss thereof, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of a proposed investment in the Securities. The Purchaser and its advisors have been afforded the opportunity to ask questions of and receive answers from representatives of the Company concerning the financial condition and business of the Company and other matters relating to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Purchaser or its advisors, if any, or its representatives shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or in any other Transaction Document to which the Company is a party or the Purchaser’s right to rely on any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby (including, without limitation, the form of opinions and opinions of the Company’s counsel delivered pursuant to Sections 2.2(a)(ii) and 2.2(c)(iv), respectively). The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

(h) No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(i) No General Solicitation. The Purchaser is not purchasing or acquiring the Securities as a result of any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

3.2 Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein as of each Closing Date to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules or, where specifically set forth below with respect to certain specified representations and warranties, the Commission Documents (the “Disclosure Schedules”), the Company hereby makes the following representations and warranties to the Purchaser:

(a) Organization, Good Standing and Power. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform its obligations under each of the Transaction Documents to which it is a party and to issue the Securities (including, for the avoidance of doubt, the issuance of the Conversion Shares issuable upon conversion of the Notes and Warrant Shares issuable upon exercise of the Warrants) in accordance with the terms hereof and thereof. The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its Board of Directors or its stockholders is required. Each of the Transaction Documents to which the Company is a party has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

(c) Capitalization. The authorized capital stock of the Company and the shares thereof issued and outstanding were as set forth in the Commission Documents as of the dates reflected therein. All of the outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable. Except as set forth in the Commission Documents, this Agreement and the Registration Rights Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any securities under the Securities Act. Except as set forth in the Commission Documents, no shares of Common Stock are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities or as set forth in the Commission Documents, the Company is not a party to, and it has no Knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the Commission Documents, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any of the other Transaction Documents or the consummation of the transactions described herein or therein. The Company has filed with the Commission true and correct copies of the Company’s Third Amended and Restated Certificate of Incorporation as in effect on the applicable Closing Date (the “Charter”), and the Company’s Amended and Restated Bylaws as in effect on the applicable Closing Date (the “Bylaws”).

(d) Issuance of the Securities. The Notes and the Warrants have been duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly authorized and validly issued, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable and free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

(e) No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of any provision of the Company’s Charter or Bylaws, (ii) result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or is bound, (iii) create or impose a lien, charge or encumbrance on any property or assets of the Company or any of its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of their respective properties or assets is subject, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected (including federal and state securities laws and regulations and the rules and regulations of the Principal Trading Market or applicable Eligible Market), except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, have a Material Adverse Effect. Except as specifically contemplated by this Agreement or the Registration Rights Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required under any federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency (including, without limitation, the Principal Trading Market) in order for it to execute, deliver or perform any of its obligations under the Transaction Documents to which it is a party, or to issue the Securities to the Purchaser in accordance with the terms hereof and thereof (other than such consents, authorizations, orders, filings or registrations as have been obtained or made prior to the First Closing Date); provided, however, that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the representations and warranties of the Purchaser in this Agreement and the compliance by it with its covenants and agreements contained in this Agreement and the Registration Rights Agreement.

(f) Commission Documents, Financial Statements; Disclosure Controls and Procedures; Internal Controls Over Financial Reporting; Accountants.

(i) the Company has timely filed all Commission Documents required to be filed with or furnished to the Commission by the Company under the Securities Act or the Exchange Act, including those required to be filed with or furnished to the Commission under Section 13(a) or Section 15(d) of the Exchange Act. As of the date of this Agreement, no Subsidiary of the Company is required to file or furnish any report, schedule, registration, form, statement, information or other document with the Commission. As of its filing date, each Commission Document filed with or furnished to the Commission prior to the applicable Closing Date complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable (or, if amended or superseded by a filing prior to the applicable Closing Date, on the date of such amended or superseded filing). Each Registration Statement, on the date it is filed with the Commission, on the date it is declared effective by the Commission and on the applicable Closing Date shall comply in all material respects with the requirements of the Securities Act

(including, without limitation, Rule 415 under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that this representation and warranty shall not apply to statements in or omissions from such Registration Statement made in reliance upon and in conformity with information relating to the Purchaser furnished to the Company in writing by or on behalf of the Purchaser expressly for use therein. The Prospectus and each Prospectus Supplement required to be filed pursuant to this Agreement or the Registration Rights Agreement after the First Closing Date, when taken together, on its date and on each Closing Date shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 424(b) under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty shall not apply to statements in or omissions from the Prospectus or any Prospectus Supplement made in reliance upon and in conformity with information relating to the Purchaser furnished to the Company in writing by or on behalf of the Purchaser expressly for use therein. Each Commission Document (other than the Initial Registration Statement or any New Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto) to be filed with or furnished to the Commission after the Closing Date and incorporated by reference in the Initial Registration Statement or any New Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto required to be filed pursuant to this Agreement or the Registration Rights Agreement, when such document is filed with or furnished to the Commission and, if applicable, when such document becomes effective, as the case may be, shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable. There are no comments provided to the Company by the Commission’s staff relating to any of the Commission Documents filed with or furnished to the Commission as of the applicable date or time this representation is being made hereof that remain outstanding or unresolved. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.

(ii) The historical consolidated financial statements of the Company included or incorporated by reference in the Commission Documents filed by the Company after October 28, 2022, in each case together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates indicated, and the results of operations, cash flows and changes in stockholders’ equity of the Company and its consolidated Subsidiaries for the periods specified (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate) and have been prepared in compliance with the published requirements of the Securities Act and the Exchange Act, as applicable, and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except (i) for such adjustments to accounting standards and practices as are noted therein and (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) during the periods involved. The historical consolidated financial statements of SeaStar Medical and its Subsidiaries included or incorporated by reference in the Form S-4 Registration Statement, the Merger Proxy Statement/Prospectus and the Merger Form 8-K, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of SeaStar Medical, and its consolidated Subsidiaries as of the dates indicated, and the consolidated results of operations, cash flows and changes in stockholders’ equity of SeaStar Medical and its consolidated Subsidiaries for the periods specified (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate) and have been prepared in compliance with the published requirements of the Securities Act and the Exchange Act, as applicable, and in conformity with GAAP applied on a consistent basis (except (i) for such adjustments to accounting standards and practices as are noted therein and (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) during the periods involved. The unaudited pro forma condensed combined financial statements and any other pro forma financial statements or data included or incorporated by reference in the Form S-4 Registration Statement, the Merger Proxy Statement/Prospectus and the Merger Form 8-K, and any other pro forma financial statements or data included or incorporated by reference in any Commission Documents filed by the Company with the Commission after October 28, 2022 (as applicable) comply with the requirements of Regulation S-X of the Securities Act, including, without limitation, Article 11 thereof, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the circumstances referred to therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. The other financial and statistical data with respect to the Company and the Subsidiaries contained or incorporated by reference in the Commission Documents are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Commission Documents that are not included or incorporated by reference as required. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” as that term is used in Accounting Standards Codification Paragraph 810-10-25-20), not described in Commission Documents which are required to be described in the Commission Documents. All disclosures contained or incorporated by reference in the Commission Documents, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(iii) Except as disclosed in the Commission Documents, from and after October 28, 2022, the Company and each of its Subsidiaries have maintained and continue to maintain a system of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Commission Documents, the Initial Registration Statement or any New Registration Statement fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Commission Documents, since October 28, 2022, the Company and its Subsidiaries’ internal controls over financial reporting are effective and the Company and its Subsidiaries are not aware of any material weakness in their internal controls over financial reporting. Since the date of the latest audited financial statements included in the Commission Documents, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting adversely.

(iv) The Company maintains disclosure controls and procedures (as defined under Rule 13a-15(e) under the Exchange Act) that have been designed to ensure that material information relating to the Company and any subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective, except as disclosed in the Commission Documents.

(v) To the Company’s Knowledge, Armanino LLP (the “Accountant”), whose report on the consolidated financial statements of the Company as of December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021, and the related notes, which report is included in the 2021 Form 10-K, (x) was during the periods covered by their report an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and (y) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company.

(vi) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith.

(g) Subsidiaries. Exhibit 21.1 of the Merger Proxy Statement/Prospectus sets forth each Subsidiary of the Company as of the applicable Closing Date, other than those that may be omitted pursuant to Item 601 of Regulation S-K, showing its jurisdiction of incorporation or organization, and the Company does not have any other Subsidiaries as of the applicable Closing Date. No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Commission Documents or as would not reasonably be expected to have a Material Adverse Effect.

(h) No Material Adverse Effect or Material Adverse Change. Except as otherwise disclosed in any Commission Documents, since October 28, 2022, (a) neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (c) there has not been any change in the capital stock of the Company or any of its Subsidiaries (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants, upon the conversion of outstanding shares of preferred stock or other convertible securities or the issuance of restricted stock awards or restricted stock units under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business), (d) there has not been any material change in the Company’s long-term or short-term debt, and (e) there has not been the occurrence of any Material Adverse Effect or any development that would be reasonably expected to result in a Material Adverse Effect.

(i) No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any Subsidiary (including the notes thereto) in conformity with GAAP and are not disclosed in the Commission Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries respective businesses since October 28, 2022 and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(j) No Material Defaults. Except as set forth in the Commission Documents, since October 28, 2022, there has been no existing or continuing default or event of default in respect of any Indebtedness of the Company or any of its Subsidiaries.

(k) Solvency. Since October 28, 2022, the Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law, nor does the Company have any Knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any Bankruptcy Law. The Company is financially solvent and is generally able to pay its debts as they become due.

(l) Title to Assets. Except as set forth in the Commission Documents, the Company or one of its Subsidiaries has good and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all of the material items of tangible personal property used or held for use in the business of the Company, free and clear of any and all Liens (except for Permitted Liens), except where the failure to have such good and marketable title or valid leasehold interests as would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the Commission Documents, all such items of tangible personal property that are material to the operation of the business of the Company are in reasonably good condition and in a state of reasonably good maintenance and repair and are suitable for the purposes used. As of the October 28, 2022, neither the Company nor any of its Subsidiaries owns any real property. The Company or one of its Subsidiaries has a valid and subsisting leasehold estate in, and enjoys peaceful and undisturbed possession of, all Leased Real Property, subject only to Permitted Liens. With respect to each Contract (including all modifications, amendments, extensions, supplements, renewals, rent commencement notices, guarantees, waivers, side letters and other agreements with respect thereto) pursuant to which the Company uses, holds or occupies (or have been granted an option to use, hold or occupy) any Leased Real Property or is otherwise a party with respect to the Leased Real Property (each, a “Lease”), except as disclosed in the Commission Documents, (i) such Lease is valid, binding and enforceable and in full force and effect against the Company or one of its Subsidiaries and, to the Company’s Knowledge, the other party thereto, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting or relating to creditors’ rights generally and subject, as to enforceability, to general principles of equity, whether such enforceability is considered in a proceeding in equity or at Law, and each such Lease is in full force and effect, (ii) the Company has not received or given any written notice of material default or breach under any Lease and, to the Knowledge of the Company, the Company has not received oral notice of any default or breach that has not been cured; and (iii) there does not exist under any Lease any event or condition which, with notice or lapse of time or both, would become a default or breach by the Company or any of its Subsidiaries or, to the Company’s Knowledge, the other party thereto, except in the case of clause (ii) and (iii), where such default or breach would not, individually or in the aggregate, have a Material Adverse Effect.

(m) Absence of Proceedings. Except as set forth in the Commission Documents, since October 28, 2022 there has been no, pending or, to the Knowledge of the Company, threatened Action by, against or affecting the Company or any of its properties, rights or assets that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in the Commission Documents, there is no, and since October 28, 2022 there has been no, Governmental Order imposed upon or, to the Knowledge of the Company, threatened against or affecting the

Company or any of its properties, rights or assets that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is not a party to a settlement, conciliation or similar agreement regarding any of the matters set forth in the two preceding sentences that contains any ongoing obligations, restrictions or liabilities (of any nature) that, individually or in the aggregate, would have a Material Adverse Effect.

(n) Compliance With Laws. Except as disclosed in the Commission Documents or where the failure to be, or to have been, in compliance with such Laws would not, individually or in the aggregate, have a Material Adverse Effect, since October 28, 2022, the Company has been in compliance with all applicable Laws and Governmental Orders. Except as disclosed in the Commission Documents, since October 28, 2022, the Company has held, all licenses, approvals, clearances, concessions, exemptions, qualifications, accreditations, consents, registrations, franchises, certificates and permits, including but not limited to Healthcare Permits (“Permits”), necessary for the lawful conduct of the business of the Company, except where the failure to so hold would not be reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect. Except as disclosed in the Commission Documents, since October 28, 2022, to the Knowledge of the Company, the Company has not received any written notice of any material violations of applicable Laws, Governmental Orders or Permits (other than allegations asserted by providers in connection with requests for claims adjustments by such providers in the ordinary course of business), and to the Knowledge of the Company, no charge, claim, assertion or Action of any material violation of any Law, Governmental Order or material Permit by the Company is currently threatened against the Company (other than allegations asserted by providers in connection with requests for claims adjustments by such providers in the ordinary course of business). Except as disclosed in the Commission Documents, since October 28, 2022, the Company has not received any written notice nor has any Knowledge that any Governmental Authority is considering limiting, suspending, terminating, adversely amending or revoking any Permit, except where such limitation, suspension, termination, amendment or revocation would not be reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect. Except as disclosed in the Commission Documents, since October 28, 2022, no investigation or review by any Governmental Authority with respect to the Company is pending or, to the Knowledge of the Company, threatened, and no such investigations have been conducted by any Governmental Authority since October 28, 2022, other than those the outcome of which would not be reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect. This Section 3.2(o) does not relate to environmental matters, such items being the subject of Section 3.2(t).

(o) Certain Fees. Except as set forth in Schedule 3.2(o) of the Disclosure Schedule, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.2(p) incurred by the Company or its Subsidiaries that may be due or payable in connection with the transactions contemplated by the Transaction Documents.

(p) Disclosure. The Company confirms that neither it nor any Person acting on its behalf has provided the Purchaser or any of its agents, advisors or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.6. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting resales of the Securities. All disclosure provided to Purchaser regarding the Company and its Subsidiaries, their businesses and the transactions contemplated by the Transaction Documents (including, without limitation, the representations and warranties of the Company contained in the Transaction Documents to which it is a party (as modified by the Disclosure Schedule)) furnished in writing by or on behalf of the Company or any of its Subsidiaries for purposes of or in connection with the Transaction Documents (other than forward-looking information and projections and information of a general economic nature and general information about the Company’s industry), taken together, is true and correct in all material respects on the date on which such information is dated or certified, and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading at such time.

(q) Intellectual Property; IT Systems; Data Security.

(i) Except as set forth in the Commission Documents, each of the following items of Intellectual Property included in the Owned Intellectual Property: (i) granted Patents and pending applications for Patents, (ii) registered Marks, pending applications for registration of Marks and material unregistered Marks, (iii) registered Copyrights and pending applications for Copyright registration, and (iv) internet domain names and social media accounts (collectively, the “Registered Intellectual Property”), is subsisting, and to the Company’s Knowledge, valid, and enforceable, except where the failure to be subsisting, valid and enforceable would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in the Commission Documents, all necessary registration, maintenance, renewal, and other relevant filing fees due have been timely paid and all necessary documents and certificates in connection therewith have been timely filed with the relevant authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining the Registered Intellectual Property in full force and effect, except where the failure would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in the Commission Documents, the Company or one of its Subsidiaries (x) solely and exclusively owns all Owned Intellectual Property and (y) has the right, pursuant to a valid written license, sublicense, agreement or permission, to all other Intellectual Property used in or necessary for the conduct and operation of the business of the Company (collectively, “Licensed Intellectual Property”), in each case free and clear of all Liens other than Permitted Liens. Except as set forth in the Commission Documents, to the Company’s Knowledge, the conduct and operation of the business of the Company and its Subsidiaries does not infringe, misappropriate, or otherwise violate, and since October 28, 2022, neither the Company nor any of its Subsidiaries has infringed, misappropriated, or otherwise violated, any Intellectual Property rights or proprietary rights of any third party, and no Action is pending or has been asserted or, to the Knowledge of the Company, threatened (A) that the conduct or operation of the business of the Company or any of its Subsidiaries or that the use or exploitation by the Company or any of its Subsidiaries of any Owned Intellectual Property infringes the Intellectual Property rights or proprietary rights of any third party, or (B) challenging the ownership, use, validity, or enforceability of any Owned Intellectual Property, in any case that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in the Commission Documents, to the Company’s Knowledge, no Person is infringing, misappropriating, or otherwise violating, or has since October 28, 2022 infringed, misappropriated, or otherwise violated, any Owned Intellectual Property, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no Action is pending or has been asserted or threatened by the Company or any of its Subsidiaries against any Person relating to any of the foregoing or challenging the ownership, use, validity, or enforceability of any Owned Intellectual Property.

(ii) The Company and its Subsidiaries use commercially reasonable efforts to maintain and protect the confidentiality, integrity, and security of the IT Systems and to prevent any unauthorized use, access, interruption, or modification of the IT Systems. The IT Systems are (i) sufficient for the immediate and currently anticipated future needs of the Company and its Subsidiaries, and (ii) in sufficiently good working condition to effectively perform all information technology operations as necessary for the operation of the business of the Company and its Subsidiaries as currently conducted. Except as set forth in the Commission Documents, the Company and its Subsidiaries maintain commercially reasonable back-up, disaster recovery and business continuity plans and procedures, act in compliance therewith, and have taken commercially reasonable steps to test such plans and procedures on a periodic basis, and such plans and procedures have been proven effective upon such testing. Since October 28, 2022, neither the Company nor any of its Subsidiaries has been subject to any, or received any written notices of any or provided any notice to any Person in connection with any, (i) breaches of security (including theft, exfiltration, and unauthorized use, access, collection, processing, storage, disposal, destruction, transfer, disclosure, interruption or modification by any Person), phishing incidents, ransomware or malware attacks, or other security incidents affecting (A) the IT Systems, or (B) any data or other information about or from an individual, including any Personal Information, stored or maintained by the Company or any of its Subsidiaries (or any third party on its or their behalf), or (ii) failures, breakdowns, continued substandard performance, or other adverse events affecting any IT Systems that have caused any material disruption of or interruption in or to the use of the IT Systems, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(iii) Except as disclosed in the Commission Documents, the Company is and has been in compliance in all material respects with all of the following to the extent relating to confidential or sensitive information or Personal Information (including the collection, processing, use, security, transfer, or disposition thereof), or otherwise relating to privacy, security, or security breach notification requirements and applicable to the business of the Company: (i) all applicable Laws; (ii) the Company’s internal and external privacy policies; (iii) all applicable industry standards; and (iv) applicable provisions of all Contracts relating to the foregoing (collectively, “Data Security Requirements”), except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Commission Documents, the Company has not received any notice of any claims of or investigations or inquiries related to, or been charged with, the violation of any Data Security Requirements that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) Environmental Compliance. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received all Permits or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such Permit or approval where, in the case of each of clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(s) Material Agreements. Except as set forth in the Commission Documents, neither the Company nor any Subsidiary of the Company is a party to any Contract, a copy of which would be required to be filed with the Commission as an exhibit to an annual report on Form 10-K (collectively, “Material Agreements”). Each of the Material Agreements described in the Commission Documents conform in all material respects to the descriptions thereof contained or incorporated by reference therein. Except as set forth in the Commission Documents, the Company and each of its Subsidiaries have performed in all material respects all the obligations then required to be performed by them under the Material Agreements, have received no notice of default or an event of default by the Company or any of its Subsidiaries thereunder and are not aware of any basis for the assertion thereof, and neither the Company or any of its Subsidiaries nor, to the Knowledge

of the Company, any other contracting party thereto are in default under any Material Agreement now in effect, the result of which would have a Material Adverse Effect. Except as set forth in the Commission Documents, each of the Material Agreements is in full force and effect, and constitutes a legal, valid and binding obligation enforceable in accordance with its terms against the Company and/or any of its Subsidiaries and, to the Knowledge of the Company, each other contracting party thereto, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(t) Transactions with Affiliates and Employees. Except as set forth in the Commission Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts, service arrangements or other continuing transactions exceeding $120,000 between (a) the Company or any Subsidiary, on the one hand, and (b) any person or entity who would be covered by Item 404(a) of Regulation S-K, on the other hand, for the time period as required under Item 404(a) thereof. Except as disclosed in the Commission Documents, there are no outstanding amounts payable to or receivable from, or advances by the Company or any of its Subsidiaries to, and neither the Company nor any of its Subsidiaries is otherwise a creditor of or debtor to, any beneficial owner of more than 5% of the outstanding shares of Common Stock, or any director, employee or affiliate of the Company or any of its Subsidiaries, other than (i) reimbursement for reasonable expenses incurred on behalf of the Company or any of its Subsidiaries or (ii) as part of the normal and customary terms of such person’s employment or service as a director with the Company or any of its Subsidiaries.

(u) Employees; Labor Laws. No material labor dispute with the employees of the Company exists, except as described in the Commission Documents, or, to the Knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

(v) Use of Proceeds. The proceeds from the sale of the Securities by the Company to the Purchaser shall be used by the Company and its Subsidiaries for general corporate purposes.

(w) Investment Company. The Company is not, and as a result of the consummation of the transactions contemplated by the Transaction Documents and the application of the proceeds from the sale of the Securities as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to the Registration Rights Agreement the Company will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(x) ERISA. For purposes of this Agreement, “Company Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (including “multiemployer plans” as defined in Section 3(37) of ERISA) in effect now or at any time within the last six years, and any other stock purchase, stock option or other equity or equity based, termination, severance, employment, individual consulting, retention, transaction, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, retirement, welfare benefit, employee loan and all other benefit or compensation plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, (i) which is or was contributed to, required to be contributed to, sponsored by, maintained by or made available by the Company for the benefit of any current or former employee, officer, director, owner, or consultant of the Company or any of its Subsidiaries, or (ii) under or with respect to which the Company or any of its Subsidiaries has or could reasonably be expected to have any material current or contingent liability or obligation, or (iii) is made available to an employee of the Company in connection with an agreement between the Company or any of its Subsidiaries and a professional employee organization or other leasing organization. Each Company Benefit Plan is and has been established, funded, maintained and administered, in form and operation, in material compliance with its terms and all applicable Laws, including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). There are no audits, investigations or Actions (other than routine claims for benefits) pending or, to the Knowledge of the Company, threatened with respect to any Company Benefit Plan. Each Company Benefit Plan which is intended to be qualified within the meaning of Code Section 401(a) is so qualified (or was so qualified at the time of its termination) and (A) has received a current favorable determination or opinion letter as to its qualification or (B) has been established under a standardized master and prototype or volume submitter plan for which a current favorable Internal Revenue Service advisory letter or opinion letter has been obtained by the plan sponsor and upon which the Company may rely, and, to the Knowledge of the Company, nothing has occurred, whether by action or failure to act, that could reasonably be expected to materially adversely affect such qualification. Except as set forth in the Commission Documents, none of the Company or any ERISA Affiliate (as defined below) has incurred any material current or potential material liability in respect of, or is obligated to provide any, post-employment, post-retirement or post-ownership health, medical or life insurance benefits for any current, former or retired employee, officer, director, owner or service provider of the Company or any ERISA Affiliate, except as required to avoid an excise tax under Code Section 4980B and for which the covered individual pays the full premium cost. Except as set forth in the Commission Documents, none of the Company or any ERISA Affiliate sponsored, maintained, participated in or was required to contribute to, at any point during the six-year period prior to the date hereof, and the Company has no material current or contingent liability or obligation under or with respect to, any: (i) multiemployer pension plan (as defined in Section 3(37) of ERISA or Code Section 4001(a)(3)), (ii) a defined benefit pension plan that is subject to Section 302 or Title IV of ERISA or Code Section 412 or Code Section 4971; (iii) multiple employer welfare arrangement (as defined in Section 3(40) of ERISA); or (iv) multiple employer plan subject to Code Section 413(c). For purposes of this Agreement, “ERISA Affiliate” means any entity (whether or not incorporated) other than the Company that is, or at any relevant time prior to the date hereof was, considered under common control and treated as one employer under Code Sections 414(b), (c), (m) or (o) or Section 4001 of ERISA. Except as set forth in the Commission Documents, no Company Benefit Plan is and the Company does not currently have, nor has the Company had, any obligation to maintain, sponsor, establish, participate in or contribute to any Company Benefit Plan (or similar arrangement) that is subject to any Law, custom or rule of any jurisdiction outside of the United States.

(y) Taxes. Each of the Company and its Subsidiaries has filed all material Tax Returns as required by applicable federal, state and local law. These Tax Returns are true, correct and complete in all material respects. Each of the Company and its Subsidiaries has paid all material Taxes, other than Taxes being contested in good faith and for which adequate reserves have been established. None of the Company or any of its Subsidiaries is currently engaged in any material audit, administrative or judicial proceeding with respect to Taxes. None of the Company or any of its Subsidiaries has received any written notice from a Governmental Authority of a proposed deficiency of any material amount of Taxes. Each of the Company and its Subsidiaries has withheld or collected from each payment made to its employees all material Taxes required to be withheld or collected therefrom and has paid the same to the proper tax authority.

(z) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(aa) Exemption from Registration. Subject to, and in reliance on, the representations, warranties and covenants made herein by the Purchaser, the offer and sale of the Securities from the Company to the Purchaser in accordance with the terms and conditions of this Agreement is exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) and Rule 506(b) of Regulation D. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Trading Market.

(bb) No General Solicitation or Advertising. Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

(cc) No Integrated Offering. None of the Company or any of its Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the offer, issuance and sale by the Company to the Purchaser of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Trading Market. None of the Company, its Subsidiaries, their Affiliates nor any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the offer, issuance and sale by the Company to the Purchaser of any of the Securities under the Securities Act or cause the offering of any of the Securities to be integrated with any other offering of securities of the Company.

(dd) Manipulation of Price. Neither the Company nor any of its officers, directors or Affiliates has, and, to the Knowledge of the Company, no Person acting on their behalf has (i) taken, directly or indirectly, any action designed or intended to cause or to result in the stabilization or manipulation of the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company. Neither the Company nor any of its officers, directors or Affiliates will during the term of this Agreement, and, to the Knowledge of the Company, no Person acting on their behalf will during the term of this Agreement, take any of the actions referred to in the immediately preceding sentence.

(ee) Securities Act. The Company has complied and shall comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder, including, without limitation, the applicable requirements of the Securities Act. Each Registration Statement, upon filing with the Commission and at the time it is declared effective by the Commission, shall satisfy all of the requirements of the Securities Act to register the resale of the Securities included therein by the Purchaser in accordance with the Registration Rights Agreement on a delayed or continuous basis under Rule 415 under the Securities Act at then-prevailing market prices, and not fixed prices.

(ff) Listing and Maintenance Requirements; DTC Eligibility. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not received notice from the Principal Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Trading Market. The Common Stock is eligible for participation in the DTC book entry system.

(gg) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Charter or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their respective obligations or exercising their respective rights under the Transaction Documents (as applicable), including, without limitation, as a result of the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.

(hh) Neither the Company nor any of its Subsidiaries nor any director or officer, nor, to the Knowledge of the Company, any employee, agent, representative or Affiliate of the Company, has taken within the past five years any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any Person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage (to the extent acting on behalf of or providing services to the Company); and the Company and its Subsidiaries have conducted their businesses within the past five years in compliance with the FCPA, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, the U.K. Bribery Act 2010 and other applicable anti-corruption, anti-money laundering and anti-bribery laws, and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(ii) Money Laundering Laws. The operations of the Company are and have been conducted at all times within the past five years in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable anti-money laundering statutes, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code Section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder, of jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

(jj) OFAC. Neither the Company nor any of its Subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s Knowledge, any agent, Affiliate or representative of the Company, is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria). Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds from the sale of Securities under this Agreement, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person (a) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or (b) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). During the past five years, neither the Company nor any of its Subsidiaries have knowingly engaged in, or are now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(kk) Healthcare Matters. Except as disclosed in the Commission Documents, since October 28, 2022, the Company and each of its Subsidiaries are, and at all times have been, in compliance with all applicable Healthcare Laws, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Commission Documents, there are no, and since October 28, 2022, there have not been any Actions pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging a violation of Healthcare Law. Except as disclosed in the Commission Documents, none of the Company, any of its Subsidiaries or any of their respective directors, managing employees or executive officers, is currently, or has ever been suspended, excluded or debarred from any Government Program or threatened with or currently subject to an investigation or proceeding that could result in suspension, exclusion or debarment from any Government Program or any other debarment, exclusion or sanction list or database, in each case that remains unresolved as of the applicable Closing Date. Since October 28, 2022, to the Company’s Knowledge, neither the Company nor any of its Subsidiaries has made an untrue statement of fact or fraudulent statement to any Governmental Authority, failed to disclose a fact required to be disclosed to any Governmental Authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would be in material violation of any Healthcare Law. Except as disclosed in the Commission Documents, neither the Company nor any of its Subsidiaries (i) is a party to a corporate Integrity Agreement with the Office of Inspector General of the Department of Health and Human Services, (ii) has any reporting obligation pursuant to any settlement agreement entered into with any Governmental Authority, (iii) is the subject of any Government Program investigation conducted by any federal or state enforcement agency, (iv) is a defendant in any qui tam/False Claims Act litigation, or (v) has been served with or received any search warrant, subpoena, civil investigative demand, contact letter, or personal or telephone contact by or from any federal or state enforcement agency, in each case other than routine contacts and notifications not relating to an investigation or an actual or potential violation of Law, or in any case as would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Commission Documents or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, since October 28, 2022, (i) each of the Company and its Subsidiaries has been in compliance in all material respects with HIPAA and has had privacy and security policies, notices, procedures and safeguards that materially comply with HIPAA; (ii) neither the Company nor any of its Subsidiaries has received written notice of, and there is no Action at law or in equity or, inquiry or investigation pending or threatened with respect to any alleged “breach” as defined in 45 C.F.R. § 164.402 (a “Breach”) by the Company, any of its Subsidiaries or their “workforce” (as defined in 45 C.F.R. § 160.103); (iii) no Breach by the Company, any of its Subsidiaries or their “workforce” or successful “security incident” (as defined in 45 C.F.R. § 164.304) has occurred with respect to “protected health information” or “PHI” (as defined in 45 C.F.R. § 160.103) in the possession or under the control of the Company, any of its Subsidiaries or any of their business associates; and (iv) the Company and its Subsidiaries have undertaken all surveys, audits, inventories, reviews, analyses and/or assessments (including any necessary risk assessments) of all areas of the business of the Company and its Subsidiaries required by HIPAA and have implemented appropriate corrective action to address all material vulnerabilities in their HIPAA safeguards and controls identified through such necessary assessments. Except as set forth in the Commission Documents, all products or services marketed by or on behalf of the Company and its Subsidiaries that are subject to the jurisdiction of Healthcare Laws are marketed in compliance with all applicable Healthcare Laws, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ll) FDA Matters. Except as set forth in the Commission Documents, since October 28, 2022, the Company at all times has been in compliance in all material respects with the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., and applicable regulations, as amended (collectively, the “FDCA”), including the rules and regulations of the U.S. Food and Drug Administration (the “FDA”) promulgated thereunder, and comparable Laws in any non-U.S. jurisdiction. Except as set forth in the Commission Documents, as to each product subject to the FDCA or similar Law in any non-U.S. jurisdiction that is developed, manufactured, manufactured for, tested, distributed, and/or marketed by the Company (a “Company Product”), each such Company Product since October 28, 2022 has been, developed, manufactured, manufactured for, labeled, tested, distributed, and/or marketed in material compliance with all applicable requirements under the FDCA and similar laws, including those relating to investigational use, approval, or premarket clearance to market any Company Product, current good manufacturing practices, labeling, and Quality System Regulation, as defined in 21 C.F.R. Parts 4, 211, and 820 (as applicable), advertising, promotion, continuing medical education, recordkeeping, training, medical device reporting, adverse event reporting, and filing of other reports and security. Except as set forth in the Commission Documents, since October 28, 2022, the Company has not received any written communication from FDA or any other Governmental Authority (i) contesting the investigational use of, premarket clearance or approval of, the uses of, or the labeling and promotion of any Company Product, or (ii) otherwise alleging any violation of the FDCA or any similar Law as applicable to any Company Product. Except as set forth in the Commission Documents, no Company Product (i) is currently under consideration by the Company for recall, withdrawal, suspension, seizure, or discontinuance, or (ii) has been recalled, subjected to a product advisory notice, withdrawn, suspended, seized, or discontinued (other than for commercial or other business reasons) by the Company, whether voluntarily or otherwise. Except as set forth in the Commission Documents, the Company has not received any written communication that the FDA or any similar Governmental Authority (i) intends to withhold or materially condition its approval or clearance of any Company Product; (ii) has commenced, or has threatened to initiate, any action to withdraw its approval or clearance of any Company Product; (iii) has requested the recall, withdrawal, suspension, seizure, or discontinuance of any Company Product; (iv) has commenced, or has threatened to initiate, any action to enjoin the manufacture, sale, or distribution of any Company Product or the operations of the Company; or (v) has commenced, or has threatened to initiate, any criminal action or proceeding against the Company or any of its respective officers, employees, or agents. Except as set forth in the Commission Documents, as to each medical device (as that term is defined under the FDCA) for which a premarket approval application, premarket notification, investigational device exemption, or similar state or foreign regulatory application has been submitted, approved, or cleared for sale and distribution in the United States, the Company is in material compliance with 21 U.S.C. §§ 360, 360c, 360d, 360e, 360e-1, 360g, 360h, 360i and 360j and 21 C.F.R. Parts 803, 807, 812, 814, 820, 821, and 822, respectively, as applicable to the Company’s medical devices. Except as set forth in the Commission Documents, no medical device or component of a medical device that is material to the Company’s ability to carry out its business or operations as currently conducted is (i) adulterated within the meaning of 21 U.S.C. § 351 (or similar Law), (ii) misbranded within the meaning of 21 U.S.C. § 352 (or similar Law), or (iii) in violation of 21 U.S.C. §§ 360 or 360e (or similar Law). No officer or director of the Company or any of its Subsidiaries, and to the Knowledge of the Company, no employee of the Company or any of its Subsidiaries, has ever been convicted of any felony under any Law for conduct relating to the development, testing, or approval of any drug product or device, including, without limitation, the preparation or submission of a new drug application, abbreviated new drug application, device 510(k) notification, device premarket approval application, or biologics license application. Except as set forth in the Commission Documents, to the Knowledge of the Company, none of the FDA, Drug Enforcement Administration, or other Governmental Authority has issued any Warning Letter, Untitled Letter, Notice of Violation, enforcement proceeding, or other correspondence stating or indicating that the Company has violated any Laws in any material respect.

(mm) Emerging Growth Company Status. The Company is an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012.

(nn) Smaller Reporting Company Status. The Company is a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act.

(oo) No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act)

connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

(pp) Acknowledgement Regarding Purchaser’s Acquisition of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s-length purchaser with respect to this Agreement and the transactions contemplated by the Transaction Documents. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated by the Transaction Documents, and any advice given by the Purchaser or any of its representatives or agents in connection therewith is merely incidental to the Purchaser’s acquisition of the Securities. The Company further represents to the Purchaser that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation of the transactions contemplated thereby by the Company and its representatives. The Company acknowledges and agrees that the Purchaser has not made and does not make any representations or warranties with respect to the transactions contemplated by the Transaction Documents other than those specifically set forth in Section 3.2.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be transferred in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of the Purchaser under this Agreement and the Registration Rights Agreement.

(b) The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

THE ISSUE AND SALE OF THIS SECURITY AND THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, THIS SECURITY AND THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES. THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”). PURSUANT TO TREASURY REGULATION §1.1275-3(b)(1), ERIC SCHLORFF, A REPRESENTATIVE OF THE COMPANY WILL, BEGINNING TEN DAYS AFTER THE ISSUANCE DATE OF THIS NOTE, PROMPTLY MAKE AVAILABLE TO THE HOLDER UPON REQUEST THE INFORMATION DESCRIBED IN TREASURY REGULATION §1.1275-3(b)(1)(i). MR. SCHLORFF MAY BE REACHED AT TELEPHONE NUMBER (844) 427-8100.

The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders (as defined in the Registration Rights Agreement) thereunder.

(c) Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) if such Underlying Shares are eligible for sale under Rule 144 (assuming cashless exercise of the Warrants) without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent or the Purchaser promptly if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by the Purchaser (if any of the foregoing conditions are satisfied), respectively. If all or any portion of a Note is converted or a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 (assuming cashless exercise of the Warrants) as to such Underlying Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends. The Company agrees that at such time as such legend is no longer required under this Section 4.1(c), it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by the Purchaser to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to the Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Article IV. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by the Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend.

(d) In addition to the Purchaser’s other available remedies, the Company shall pay to the Purchaser, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $2.50 per Trading Day for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to the Purchaser by the Legend Removal Date a certificate representing the Securities so delivered to the Company by the Purchaser that is free from all restrictive and other legends and (b) if after the Legend Removal Date the Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that the Purchaser anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of the Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Underlying Shares that the Company was required to deliver to the Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by the Purchaser to the Company of the applicable Underlying Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii)..

(e) The Purchaser agrees with the Company that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3 Furnishing of Information; Public Information.

(a) Until the earliest time that (i) the Purchaser no longer owns Securities or (ii) the Warrants have expired, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b) At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144 (i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to the Purchaser’s other available remedies, the Company shall pay to the Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to half of one percent (0.5%) of the aggregate Subscription Amount of the Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchasers to transfer the Underlying

Shares pursuant to Rule 144. The payments to which the Purchaser shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 0.75% per month (prorated for partial months) until paid in full. Nothing herein shall limit the Purchaser’s right to pursue actual damages for the Public Information Failure, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.5 Conversion and Exercise Procedures. Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Notes set forth the totality of the procedures required of the Purchaser in order to exercise the Warrants or convert the Notes. Without limiting the preceding sentences no ink-original Notice of Exercise or Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise or Notice of Conversion form be required in order to exercise the Warrants or convert the Notes. No additional legal opinion, other information or instructions shall be required of the Purchaser to exercise its Warrants or to convert its Notes. The Company shall honor conversions of the Notes and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6 Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchaser that it shall have publicly disclosed all material, non-public information delivered to the Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and the Purchaser or any of its Affiliates on the other hand, shall terminate. The Company and the Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Purchaser, except (a) as required by federal securities law in connection with (i) any registration statement contemplated by the Registration Rights Agreement and (ii) the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under this clause (b).

4.7 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchaser.

4.8 Non-Public Information. Neither the Company or any of its Subsidiaries, nor any of their respective directors, officers, employees or agents shall disclose any material non-public information about the Company to the Purchaser, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company or any of its Subsidiaries, or any of their respective directors, officers, employees and agents (as determined in the reasonable good faith judgment of the Purchaser), if the Purchaser is holding any Securities at the time of the disclosure of such material, non-public information, (i) the Purchaser shall promptly provide written notice of such breach to the Company and (ii) after such notice has been provided to the Company and, provided that the Company shall have failed to (a) publicly disclose such material, non-public information within 24 hours following demand therefor by the Purchaser or (b) demonstrate to the Purchaser that such information does not constitute material, non-public information, in addition to any other remedy provided herein or in the other Transaction Documents, the Purchaser shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company, any of its Subsidiaries, or any of their respective directors, officers, employees or agents. The Purchaser shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure.

4.9 Use of Proceeds. Except as set forth on Schedule 4.9 attached hereto, the Company shall use the net proceeds from the sale of the Securities hereunder for general corporate purposes and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than as disclosed on Schedule 4.9 and payment of trade payables in the ordinary course of the Company’s business and prior practices); (b) for the redemption of any Common Stock or Common Stock Equivalents; (c) for the settlement of any outstanding litigation; or (d) in violation of FCPA or OFAC regulations.

4.10 Indemnification of the Purchaser. Subject to the provisions of this Section 4.10, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, managers, partners, employees and agents, each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, managers, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time (in all cases at least a minimum of 10 days from the date that the Company is notified in writing by the Purchaser Party of such action) to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred, subject to reimbursement by the applicable Purchaser Party if a final judicial judgment is made (that can no longer be appealed whatsoever) that such Purchaser Party was not entitled to an indemnity due to the reasons set forth in sub-clauses (y) and (z) in the immediately foregoing sentence. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.11 Reservation and Listing of Securities.

(a) The Company shall maintain a reserve of the Required Minimum from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Minimum.

The Company shall, if applicable: (i) in the time and manner required by the Principal Trading Market, prepare and file with such Trading Market a supplemental listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application; (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter; (iii) provide to the Purchaser evidence of such listing or quotation; and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.12 Subsequent Equity Sales.

(a) From the date hereof until such time as the Purchaser does not hold any of the Notes or Warrants, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the

Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price, except that Variable Rate Transaction shall not include any sales of securities in accordance with the terms of the Equity Line. The Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(b) From the date hereof until such time as the Purchaser does not hold any of the Notes or Warrants, neither the Company nor any Subsidiary shall, directly or indirectly, effect or enter into (or publicly announce or recommend to its shareholders the approval or adoption thereof by such shareholders) any agreement, plan, arrangement or transaction structured in accordance with, based upon, or related or pursuant to Section 3(a)(9) or Section 3(a)(l0) of the Securities Act, without the prior written consent of the holder (which consent may be withheld, delayed or conditioned in the sole discretion of such holder).

(c) Unless Shareholder Approval has been obtained and deemed effective, neither the Company nor any Subsidiary shall make any issuance whatsoever of Common Stock or Common Stock Equivalents which would cause any adjustment of the Conversion Price to the extent the holders of Notes would not be permitted, pursuant to Section 3(d)(ii) of the Notes to convert their respective outstanding Notes and exercise the Warrants in full, ignoring for such purposes the other conversion or exercise limitations therein. The Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(d) From the date hereof until such time as the Purchaser does not hold any of the Notes or Warrants, the Company shall not issue equity or equity-linked securities at a price per share below the Floor Price without the prior written consent of the Purchaser.

(e) Notwithstanding the foregoing, this Section 4.12 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance unless otherwise expressly stated herein.

(f) For a period of two (2) Trading Days after any conversion of the Notes is effected for shares of Common Stock or any redemption of the Notes is paid in shares of Common Stock pursuant to the Transaction Documents, the Company shall not effect a sale of its Common Stock pursuant to the Equity Line without the prior written consent of the Purchaser.

4.13 Certain Transactions and Confidentiality. The Purchaser covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6. The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.6, the Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) the Purchaser makes no representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6, (ii) the Purchaser shall not be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6 and (iii) the Purchaser shall not have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 4.6. Notwithstanding the foregoing, in the case that the Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.14 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of the Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at each Closing under applicable securities or “Blue Sky” laws of the states of the United States and shall provide evidence of such actions promptly upon request of the Purchaser.

4.15 Capital Changes. Until the one (1) year anniversary of the Effective Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Purchaser except as may be required to meet any exchange requirement for continued listing.

4.16 Subsequent Debt. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (other than (i) Indebtedness incurred pursuant to the Transaction Documents and (ii) Permitted Indebtedness).

4.17 Related Party Transactions. So long as the Notes remain outstanding, neither the Company nor any Subsidiary shall without the prior written consent of the Purchaser (which consent shall not unreasonably be withheld or delayed) enter into any transaction with a Related Party or an Affiliate; provided that no such consent shall be required with respect to any compensation to be issued to any employee, executive or director of the Company or any Subsidiary (including the issuance of any Common Stock or Common Stock Equivalents in an Exempt Issuance) and so long as such compensation is approved by a majority of the members of the compensation committee of the Company, or any payment obligations pursuant to existing agreement with LMF Funding and LMAO.

4.18 Compliance with Rules of Trading Market.

(a) Exchange Cap. Subject to Section 4.19(b) and the applicable rules of the Principal Trading Market, the Company shall not issue any Underlying Shares to the Purchaser if, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to this Agreement and the transactions contemplated hereby would exceed 3,088,167 (such number of shares equal to 19.99% of the number of shares of Common Stock issued and outstanding immediately prior to the date of this Agreement), which number of shares shall be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of the Principal Trading Market (such maximum number of shares, the “Exchange Cap” and such limitation on the Company’s issuance of shares to the Purchaser, the “Exchange Cap Limitation”).

(b) Shareholder Approval. The Company shall, as soon as practicable after the First Closing Date, but in no event later than June 30, 2023, hold a meeting of its stockholders to seek the Shareholder Approval. In connection with such meeting and any subsequent stockholder meetings, the Company shall provide each stockholder with a proxy statement in compliance with applicable Commission rules and regulations and shall use its best efforts to solicit the approval of its stockholders of the Shareholder Approval and to cause its Board of Directors to recommend to the stockholders that they approve such proposal. If, despite the Company’s best efforts, the Shareholder Approval is not obtained at the first stockholder meeting, the Company shall cause an additional stockholder meeting to be held semi-annually thereafter to seek Shareholder Approval until the earlier of (i) the date such Shareholder Approval is obtained and (ii) the date on which none of the Notes and the Warrants are outstanding. For the avoidance of doubt, until the Company successfully obtains Shareholder Approval, the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all times during the term of this Agreement.

(c) General. The Company shall not issue any Underlying Shares pursuant to this Agreement and the transactions contemplated hereby if such issuance would reasonably be expected to result in (A) violation of the Securities Act or (B) breach of the rules of the Principal Trading Market. The provisions of this Section 4.19 shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 4.19 only if necessary to ensure compliance with the Securities Act and the applicable rules of the Trading Market. The limitations contained in this Section 4.19 may not be waived by the Company or the Purchaser.

ARTICLE V.

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by the Purchaser, as to the Purchaser’s obligations hereunder, by written notice to the Company, if the First Closing has not been consummated on or before the fifth (5th) Trading Day following the date hereof, provided, however, that no such termination will affect the right of the Purchaser to sue for any breach by the Company.

5.2 Fees and Expenses. The Company shall reimburse the Purchaser for all costs and expenses incurred by it or its affiliates in connection with the structuring, documentation, negotiation and closing of the transactions contemplated herein (the “Fees”) in an aggregate amount not to exceed $150,000 (including $5,000 previously paid to the Purchaser as an initial deposit) (the “Fee Cap”). Notwithstanding the foregoing, in the event a Closing does not occur, the Company shall (i) reimburse the Purchaser for all Fees without regard to the Fee Cap and (ii) apply 25% of the proceeds from sales of Common Stock pursuant to the Equity Line to reimburse the Purchaser for all such Fees. The Company shall deliver to the Purchaser, prior to each Closing, a completed and executed copy of the Closing Statement, attached hereto as Annex A. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all (i) Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion notice delivered by the Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser, and (ii) all fees, disbursements, and expenses in connection with the transactions contemplated herein, including, without limitation, the Company’s legal and accounting fees and disbursements, the costs incident to the preparation, printing and distribution of any registration statement and filing fees.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser.”

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10 and this Section 5.8.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in The City of New York, Borough of Manhattan. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.10, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10 Survival. The representations, warranties, agreements and covenants contained herein shall survive each Closing and the delivery of the Securities.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Action or Proceeding that may be brought by the Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Purchaser with respect to Indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Purchaser to the unpaid principal balance of any such Indebtedness or be refunded to the Company, the manner of handling such excess to be at the Purchaser’s election.

5.18 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.21 Electronic Signatures. Each party agrees that the electronic signatures, whether digital or encrypted, of the parties included in this Agreement or any other Transaction Document are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures. The Purchaser expressly agrees that this Agreement and all other Transaction Documents are “transferable records” as defined in applicable regulations relating to electronic transaction and that it may be created, authenticated, stored, transmitted and transferred in a manner consistent with and permitted by such applicable regulations.

5.22 Set-Off. In addition to any rights now or hereafter granted under applicable regulations and not by way of limitation of any such rights, the Purchaser is hereby authorized by the Company at any time or from time to time, without notice or demand to the Company or to any other Person, any such notice or demand being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, provisional or final, including indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness or other amounts at any time held or owing by the Company or any Subsidiary to or for the credit or the account of the Company or any of its Affiliates against and on account of any amounts due by the Company or any of its Affiliates to the Purchaser under any Transaction Documents (including from the purchase price to be disbursed hereunder), irrespective of whether or not (a) the Purchaser shall have made any demand hereunder or (b) the principal of or the interest on the Notes or any other obligation shall have become due and payable and although such obligations and liabilities, or any of them, may be contingent or unmatured.

5.23 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SEASTAR MEDICAL HOLDING CORPORATION

By:	/s/ Eric Schlorff
Name:	Eric Schlorff
Title:	Chief Executive Officer

Address for Notice:

Email:

With a copy to (which shall not constitute notice):

Email:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

3i, LP

By:	/s/ Maier J. Tarlow
Name:	Maier J. Tarlow
Title:	Manager on Behalf of the GP

Address for Notice: 140 Broadway, 38th Floor New York, NY 10005

Email: mjtarlow@3i@fund.com

With a copy to (which shall not constitute notice): Andrew P. Campbell Morrison & Foerster LLP 2100 L Street NW, Suite 900 Washington, DC 20037

Email: andycampbell@mofo.com

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Exhibit A

FORM OF NOTE

Exhibit B

FORM OF WARRANT

Exhibit C

FORM OF REGISTRATION RIGHTS AGREEMENT

Exhibit D

FORM OF LEGAL OPINION

Exhibit E

FORM OF TRANSFER AGENT INSTRUCTIONS

Exhibit F

FORM OF VOTING AGREEMENT

Exhibit G

FORM OF WAIVER AGREEMENT